UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2020

(Exact name of Registrant as specified in its charter)

Commission File Number: 001-36695

Maryland	38-3941859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126

(Address of Principal Executive Office) (Zip Code)

(315) 343-0057

(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PBHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 13, 2020, Pathfinder Bancorp, Inc. (the “Company”) entered into an agreement (the “Exchange Agreement”) with Castle Creek Capital Partners VII, LP (“Castle Creek”) providing for the exchange of 225,000 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”) owned by Castle Creek for 225,000 shares of the Company’s Series B convertible perpetual preferred stock, $0.01 par value per share (“Series B Preferred Shares”). The exchange was consummated simultaneously with the execution and delivery of the Exchange Agreement. The Company and Castle Creek entered into the Exchange Agreement to enable the equity ownership of Castle Creek to comply with applicable banking laws and regulations.

The foregoing summary of the Exchange Agreement is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On November 13, 2020, the Company issued to Castle Creek 225,000 shares of its Series B Preferred Shares in exchange for an equivalent number of shares of Company Common Stock held by Castle Creek in a transaction exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. Castle Creek is the only stockholder of the Series B Preferred Shares. The Company received no cash proceeds as a result of the exchange. In addition, the Company is not paying any commission or remuneration for the solicitation of the exchange. Each share of the Series B Preferred Shares will be convertible on a one for one basis into either (i) non-voting common stock, par value $0.01 per share (which will also be convertible into Common Stock) subject to approval of the creation of such a class of non-voting common stock by the Company’s common stockholders or (ii) Common Stock under certain circumstances, subject to the approval of the Company’s common stockholders and regulatory approvals.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 13, 2020, the Company filed an amendment to the Articles Supplementary to the Articles of Incorporation of the Company designating the Series B Preferred Shares (the “Articles Supplementary Amendment”) with the Maryland Department of Assessments and Taxation to increase the classified number of shares of the Series B Preferred Shares from 1,155,283 to 1,506,000 to allow for the additional issuance of Series B Preferred Shares to Castle Creek. There were no other changes made to the preferences, limitations, powers and relative rights of the Series B Preferred Shares.

The foregoing description of the Articles Supplementary Amendment is qualified in its entirety by the full text of the Articles Supplementary Amendment attached as Exhibit 3.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions: None.

(d)	Exhibits.

	3.1	Amendment to the Articles Supplementary to the Articles of Incorporation of the Company designating the Series B Convertible Perpetual Preferred Stock, $0.01 par value per share

	10.1	Exchange Agreement, dated as of November 13, 2020, by and between Pathfinder Bancorp, Inc. and Castle Creek Capital Partners VII, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date:	November 17, 2020	By:	/s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer